EXHIBIT 99.1

Oil States Announces Fourth Quarter 2018 Results of Operations

HOUSTON, Feb. 13, 2019 (GLOBE NEWSWIRE) -- Oil States International, Inc. (NYSE: OIS) reported a net loss for the fourth quarter 2018 of $14.3 million, or $0.24 per diluted share. During the fourth quarter of 2018, the Company generated revenues of $274.1 million and Consolidated EBITDA (Note A) of $24.1 million.

The fourth quarter 2018 results included:

  Legal fees incurred for patent defense of $2.4 million ($1.9 million after-tax, or $0.03 per diluted share)
  Transaction-related expenses of $0.7 million ($0.6 million after-tax, or $0.01 per diluted share)
  Severance and other downsizing charges of $0.8 million ($0.7 million after-tax, or $0.01 per diluted share)

Oil States’ President and Chief Executive Officer, Cindy B. Taylor, stated, "During the fourth quarter, Oil States reported results largely in-line with prior guidance provided in connection with our third quarter earnings conference call. In our Well Site Services segment, we exceeded the upper-end of our EBITDA guided range. Further, our Offshore/Manufactured Products segment results improved sequentially and exceeded the high-end of our guided range, led by higher levels of service activity and military product sales. Backlog in our Offshore/Manufactured Products segment totaled $179 million at December 31, 2018, and our book-to-bill ratio for both the fourth quarter and full-year 2018 was 1.1x. Partially offsetting these positive results, our Downhole Technologies segment was negatively impacted by lower customer demand for our perforating products along with reduced downhole composite product sales.

"Our fourth quarter results were achieved in spite of the extreme volatility that we witnessed with respect to crude oil prices. The WTI spot price peaked at $76.40 per barrel early in the quarter only to subsequently fall to below $50 per barrel by year-end. While our fourth quarter activity held up reasonably well, the energy industry volatility has created uncertainty early in 2019 as our customers reassess their budgets and plans. However, crude oil prices have improved 16% since year-end 2018, indicating a more constructive commodity price environment."

For the year ended December 31, 2018, the Company reported a net loss of $19.1 million, or $0.33 per diluted share, revenues of $1.1 billion and Consolidated EBITDA of $120.8 million.

The full year 2018 results included:

  Legal fees incurred for patent defense of $8.4 million ($6.6 million after-tax, or $0.11 per diluted share)
  Transaction-related expenses of $3.3 million ($2.6 million after-tax, or $0.04 per diluted share)
  Reserves for prior years' FLSA claim settlements of $3.0 million ($2.4 million after-tax, or $0.04 per diluted share)
  Severance and other downsizing charges of $1.6 million ($1.3 million after-tax, or $0.02 per diluted share)

BUSINESS SEGMENT RESULTS

(See Segment Data Tables)

Well Site Services

Well Site Services generated revenues of $126.1 million and Segment EBITDA (Note B) of $19.0 million in the fourth quarter of 2018 compared to revenues and Segment EBITDA of $128.6 million and $15.5 million, respectively, in the third quarter of 2018. Excluding a $2.6 million provision for FLSA claim settlements recorded in the third quarter 2018, Segment EBITDA increased 5% quarter-over-quarter. Activity declines led to a 7% quarter-over-quarter decrease in the number of Completion Services jobs performed, partially offset by a 4% increase in revenue per Completion Services job. The revenue decline was concentrated in the Permian Basin and was likely driven by the significant decline in crude oil prices in the fourth quarter along with holiday downtime, partially offset by increased revenues from U.S. Gulf of Mexico projects. Segment EBITDA margins averaged 15% in the fourth quarter of 2018 compared to 12% in the third quarter of 2018.  Utilization in the land drilling business averaged 30% in the fourth quarter of 2018 which was flat sequentially.

Downhole Technologies (acquisition of GEODynamics, Inc. closed on January 12, 2018)

Downhole Technologies generated revenues of $52.2 million and Segment EBITDA of $6.2 million in the fourth quarter of 2018 compared to revenues and Segment EBITDA of $56.6 million and $11.1 million, respectively, in the third quarter of 2018. Downhole Technologies revenues and Segment EBITDA decreased 8% and 44%, respectively, on a sequential basis due to reduced demand for perforating and downhole composite products as well as increased manufacturing facility cost under-absorption due to the lower levels of throughput experienced late in the quarter. Segment EBITDA margin was 12% in the fourth quarter of 2018 compared to 20% in the third quarter of 2018. Both the fourth and third quarters of 2018 were negatively impacted by $2.4 million and $3.5 million, respectively, of patent defense costs. The legal actions were settled in the fourth quarter and the Company, therefore, does not expect these patent defense costs to recur in 2019.

Offshore/Manufactured Products

Offshore/Manufactured Products segment generated revenues and Segment EBITDA of $95.8 million and $12.9 million, respectively, in the fourth quarter of 2018 compared to revenues of $89.4 million and Segment EBITDA of $12.6 million in the third quarter of 2018. Revenues increased 7% sequentially due to a combined 24% increase in other products (primarily military related) and service revenues, partially offset by a 5% sequential decrease in sales of our shorter-cycle products (elastomer and valve products). Segment EBITDA margin was 13% in the fourth quarter of 2018 compared to a margin of 14% realized in the third quarter of 2018.  Backlog totaled $179 million at December 31, 2018 compared to $175 million at September 30, 2018 and $168 million reported at December 31, 2017. A backlog award exceeding $10 million was booked during the fourth quarter 2018 for connector products destined for Africa.

Income Taxes

The Company recognized an effective tax rate provision of 5.1% in the fourth quarter of 2018 bringing the overall annual effective tax rate to a benefit of 12.1% for 2018.

Financial Condition

As of December 31, 2018, $136.1 million was outstanding under the Company’s revolving credit facility, $22.6 million was outstanding under letters of credit, while cash on hand totaled $19.3 million. The Company had access to $156.2 million of revolving credit facility availability as of December 31, 2018.

Conference Call Information

The call is scheduled for Thursday, February 14, 2019 at 10:00 am CT, and is being webcast and can be accessed from the Company’s website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing (888) 771-4371 in the United States or by dialing +1 847 585 4405 internationally and using the passcode of 48185951.  A replay of the conference call will be available one and a half hours after the completion of the call by dialing (888) 843-7419 in the United States or by dialing +1 630 652 3042 internationally and entering the passcode of 48185951.

About Oil States

Oil States International, Inc. is a global oilfield products and services company serving the drilling, completion, subsea, production and infrastructure sectors of the oil and gas industry. The Company’s manufactured products include highly engineered capital equipment as well as products consumed in the drilling, well construction and production of oil and gas. The Company is also a leading researcher, developer and manufacturer of engineered solutions to connect the wellbore with the formation in oil and gas well completions. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.

For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the level of supply of and demand for oil and natural gas, fluctuations in the prices therefor and the cyclical nature of the oil and natural gas industry and the other risks associated with the general nature of the energy service industry discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, Periodic Reports on Form 8-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)

	Three Months Ended			Year Ended December 31,
	December 31, 2018	September 30, 2018	December 31, 2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Products	$116,543	$120,271	$80,533	$501,822	$303,802
Services	157,575	154,323	103,177	586,311	366,825
	274,118	274,594	183,710	1,088,133	670,627

Costs and expenses:
Product costs	90,331	87,822	59,214	366,453	219,466
Service costs	125,231	127,836	81,592	468,060	301,289
Cost of revenues (exclusive of depreciation and amortization expense presented below)	215,562	215,658	140,806	834,513	520,755
Selling, general and administrative expenses	35,671	32,285	30,761	138,070	114,816
Depreciation and amortization expense	32,832	30,586	25,115	123,530	107,667
Other operating (income) expense, net	(7)	(213)	887	(2,104)	1,261
	284,058	278,316	197,569	1,094,009	744,499
Operating loss	(9,940)	(3,722)	(13,859)	(5,876)	(73,872)

Interest expense, net	(4,908)	(4,843)	(1,188)	(18,995)	(4,315)
Other income	1,212	709	298	3,139	775
Loss before income taxes	(13,636)	(7,856)	(14,749)	(21,732)	(77,412)
Income tax (provision) benefit	(700)	3,837	(23,146)	2,627	(7,438)
Net loss	$(14,336)	$(4,019)	$(37,895)	$(19,105)	$(84,850)

Net loss per share from:
Basic	$(0.24)	$(0.07)	$(0.76)	$(0.33)	$(1.69)
Diluted	$(0.24)	$(0.07)	$(0.76)	$(0.33)	$(1.69)

Weighted average number of common shares outstanding:
Basic	59,032	59,026	49,987	58,712	50,139
Diluted	59,032	59,026	49,987	58,712	50,139

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	December 31, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$19,316	$53,459
Accounts receivable, net	283,607	216,139
Inventories, net	209,393	168,285
Prepaid expenses and other current assets	21,715	18,054
Total current assets	534,031	455,937

Property, plant and equipment, net	540,427	498,890
Goodwill, net	647,018	268,009
Other intangible assets, net	255,301	50,265
Other noncurrent assets	27,044	28,410
Total assets	$2,003,821	$1,301,511

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$25,561	$411
Accounts payable	77,511	49,089
Accrued liabilities	60,730	45,889
Income taxes payable	3,072	1,647
Deferred revenue	14,160	18,234
Total current liabilities	181,034	115,270

Long-term debt	306,177	4,870
Deferred income taxes	53,831	24,718
Other noncurrent liabilities	23,011	23,940
Total liabilities	564,053	168,798

Stockholders' equity:
Common stock	718	627
Additional paid-in capital	1,097,758	754,607
Retained earnings	1,029,518	1,048,623
Accumulated other comprehensive loss	(71,397)	(58,493)
Treasury stock, at cost	(616,829)	(612,651)
Total stockholders' equity	1,439,768	1,132,713
Total liabilities and stockholders' equity	$2,003,821	$1,301,511

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Year Ended December 31,
	2018	2017
	(Unaudited)
Cash flows from operating activities:
Net loss	$(19,105)	$(84,850)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	123,530	107,667
Stock-based compensation expense	22,649	23,049
Deferred income tax expense (benefit)	(3,489)	16,342
Gain on disposals of assets	(6,288)	(700)
Amortization of debt discount and deferred financing costs	7,408	1,158
Other, net	1,411	288
Changes in operating assets and liabilities, net of effect from acquired businesses:
Accounts receivable	(16,792)	21,128
Inventories	(7,283)	11,339
Accounts payable and accrued liabilities	5,796	14,048
Income taxes payable	802	(4,126)
Other operating assets and liabilities, net	(5,469)	(9,961)
Net cash flows provided by operating activities	103,170	95,382

Cash flows from investing activities:
Capital expenditures	(88,024)	(35,171)
Acquisitions of businesses, net of cash acquired	(379,676)	(12,859)
Proceeds from disposition of property, plant and equipment	3,659	2,134
Proceeds from flood insurance claims	3,850	—
Other, net	(1,184)	(1,719)
Net cash flows used in investing activities	(461,375)	(47,615)

Cash flows from financing activities:
Issuance of 1.50% convertible senior notes	200,000	—
Revolving credit facility borrowings	835,467	206,015
Revolving credit facility repayments	(699,322)	(248,199)
Other debt and capital lease repayments, net	(537)	(517)
Payment of financing costs	(7,372)	(759)
Purchase of treasury stock	—	(16,283)
Shares added to treasury stock as a result of net share settlements due to vesting of restricted stock	(4,178)	(5,317)
Net cash flows provided by (used in) financing activities	324,058	(65,060)

Effect of exchange rate changes on cash and cash equivalents	4	1,952
Net change in cash and cash equivalents	(34,143)	(15,341)
Cash and cash equivalents, beginning of year	53,459	68,800
Cash and cash equivalents, end of year	$19,316	$53,459

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(unaudited)

	Three Months Ended			Year Ended December 31,
	December 31, 2018	September 30, 2018	December 31, 2017	2018	2017
Revenues:
Well Site Services -
Completion Services	$108,142	$111,669	$66,675	$411,019	$234,252
Drilling Services	18,000	16,920	15,342	69,235	54,462
Total Well Site Services	126,142	128,589	82,017	480,254	288,714
Downhole Technologies	52,187	56,571	—	213,813	—
Offshore/Manufactured Products(1) -
Project-driven products	22,593	22,277	37,345	120,894	126,960
Short-cycle products	32,431	34,170	36,591	144,367	147,463
Other products and services	40,765	32,987	27,757	128,805	107,490
Total Offshore/Manufactured Products	95,789	89,434	101,693	394,066	381,913
Total revenues	$274,118	$274,594	$183,710	$1,088,133	$670,627

Operating income (loss):
Well Site Services -
Completion Services	$(1,109)	$(3,271)	$(6,209)	$(7,647)	$(45,169)
Drilling Services	(1,889)	(2,206)	(2,670)	(9,363)	(13,909)
Total Well Site Services	(2,998)	(5,477)	(8,879)	(17,010)	(59,078)
Downhole Technologies	566	6,485	—	26,705	—
Offshore/Manufactured Products	6,729	7,069	10,695	38,914	38,155
Corporate	(14,237)	(11,799)	(15,675)	(54,485)	(52,949)
Total operating loss	$(9,940)	$(3,722)	$(13,859)	$(5,876)	$(73,872)

(1) Disaggregated revenue data is provided to supplement the Segment Data.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
SEGMENT EBITDA (B)
(In Thousands)
(unaudited)

	Three Months Ended			Year Ended December 31,
	December 31, 2018	September 30, 2018	December 31, 2017	2018	2017
Well Site Services:
Completion Services:
Operating loss	$(1,109)	$(3,271)	$(6,209)	$(7,647)	$(45,169)
Depreciation and amortization expense	17,333	16,884	15,128	66,415	63,528
Other income	1,209	620	171	2,624	583
EBITDA	$17,433	$14,233	$9,090	$61,392	$18,942

Drilling Services:
Operating loss	$(1,889)	$(2,206)	$(2,670)	$(9,363)	$(13,909)
Depreciation and amortization expense	3,456	3,479	4,230	14,354	18,513
Other income	1	(1)	46	380	95
EBITDA	$1,568	$1,272	$1,606	$5,371	$4,699

Total Well Site Services:
Operating loss	$(2,998)	$(5,477)	$(8,879)	$(17,010)	$(59,078)
Depreciation and amortization expense	20,789	20,363	19,358	80,769	82,041
Other income	1,210	619	217	3,004	678
Segment EBITDA	$19,001	$15,505	$10,696	$66,763	$23,641

Downhole Technologies:
Operating income	$566	$6,485	$—	$26,705	$—
Depreciation and amortization expense	5,651	4,582	—	18,649	—
Other expense	(7)	1	—	(19)	—
Segment EBITDA	$6,210	$11,068	$—	$45,335	$—

Offshore/Manufactured Products:
Operating income	$6,729	$7,069	$10,695	$38,914	$38,155
Depreciation and amortization expense	6,181	5,426	5,505	23,207	24,596
Other income	9	89	81	154	97
Segment EBITDA	$12,919	$12,584	$16,281	$62,275	$62,848

Corporate:
Operating loss	$(14,237)	$(11,799)	$(15,675)	$(54,485)	$(52,949)
Depreciation and amortization expense	211	215	252	905	1,030
EBITDA	$(14,026)	$(11,584)	$(15,423)	$(53,580)	$(51,919)

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In Thousands)
(unaudited)

	Three Months Ended			Year Ended December 31,
	December 31, 2018	September 30, 2018	December 31, 2017	2018	2017
Net loss	$(14,336)	$(4,019)	$(37,895)	$(19,105)	$(84,850)
Income tax provision (benefit)	700	(3,837)	23,146	(2,627)	7,438
Depreciation and amortization expense	32,832	30,586	25,115	123,530	107,667
Interest income	(47)	(70)	(116)	(319)	(359)
Interest expense	4,955	4,913	1,304	19,314	4,674
Consolidated EBITDA (A)	$24,104	$27,573	$11,554	$120,793	$34,570

(A) The term Consolidated EBITDA consists of net loss from continuing operations plus net interest expense, taxes, depreciation and amortization expense, and certain other items. Consolidated EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net loss from continuing operations or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, Consolidated EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Consolidated EBITDA as a supplemental disclosure because its management believes that Consolidated EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Consolidated EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth a reconciliation of Consolidated EBITDA to net loss from continuing operations, which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

(B) The terms EBITDA and Segment EBITDA consist of operating income (loss) plus depreciation and amortization expense, and certain other items. EBITDA and Segment EBITDA are not measures of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, EBITDA and Segment EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included EBITDA and Segment EBITDA as a supplemental disclosure because its management believes that EBITDA and Segment EBITDA provide useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses EBITDA and Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The tables above set forth reconciliations of EBITDA and Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under generally accepted accounting principles.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

ADDITIONAL QUARTERLY SEGMENT AND OPERATING DATA
(unaudited)

	Three Months Ended
	December 31, 2018	September 30, 2018	December 31, 2017
Supplemental operating data:
Offshore/Manufactured Products backlog ($ in millions)	$178.6	$174.6	$168.0

Completion services job tickets	7,914	8,485	5,301
Average revenue per ticket ($ in thousands)	$13.7	$13.2	$12.6

Land drilling operating statistics:
Average rigs available	34	34	34
Utilization	29.6%	30.5%	31.4%
Implied day rate ($ in thousands per day)	$19.5	$17.7	$15.6
Implied daily cash margin (loss) ($ in thousands per day)	$2.1	$1.8	$2.1

Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
713-652-0582

Patricia Gil
Oil States International, Inc.
Director, Investor Relations
713-470-4860

SOURCE: Oil States International, Inc.